UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

[Amendment No.     ]

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DSP Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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May 6, 2013

Dear Stockholder:

We are pleased to announce that your board of directors has nominated Gabi Seligsohn for election as a director at the Annual Meeting of Stockholders of DSP Group to be held on June 10, 2013, in addition to the previously nominated board candidates. Because this nomination adds Mr. Seligsohn to the slate of directors proposed to be elected at the Annual Meeting, we are providing additional information in the enclosed Supplement to our April 22, 2013 proxy statement, and an amended GOLD proxy card and voting instruction card to allow stockholders to vote on the election of Gabi Seligsohn to the DSP Group board.

We are excited about the experience that Mr. Seligsohn brings to our board. The current President and CEO of Nova Measuring Instruments, Mr. Seligsohn’s extensive operating experience in the hi-tech sector will assist your Board in its continued goal of long-term value creation for all of DSP Group’s stockholders. Mr. Seligsohn replaces Yair Shamir, our former director who resigned in connection with his appointment as the Israeli Minister of Agriculture and Rural Development.

We believe that DSP Group’s operating results for the first quarter of 2013 demonstrate the success of your Board’s strategic plan and the value of DSP Group’s research and development investments in recent years. Gabi Seligsohn, together with the Company’s nominees for election at the Annual Meeting, are uniquely positioned to guide DSP Group to continued operational success.

The election of Gabi Seligsohn as a director is being considered as a separate proposal (Proposal No. 6). You may vote on all seven proposals by one of the alternatives described in the Supplement. The receipt of your amended GOLD proxy card or voting instructions will revoke and supersede any proxy or voting instructions previously submitted. Properly executed proxies that do not contain voting instructions for any item will be voted in accordance with the recommendations of your board of directors. If you have already voted pursuant to an original GOLD proxy card or pursuant to voting instructions provided in the original GOLD proxy card, and do not submit an amended GOLD proxy card or voting instructions provided in the GOLD proxy card, your previously submitted GOLD proxy card or voting instructions provided in the GOLD proxy card will be voted at the Annual Meeting with respect to all other proposals presented at the Annual Meeting but will not be counted in determining the outcome of the sixth proposal, the election of Mr. Seligsohn to your board of director.

Please read the Proxy Statement that was previously made available to stockholders and the enclosed Supplement in their entirety, as together they contain information that is important to your decisions in voting at the Annual Meeting.

The results of this year’s Annual Meeting will have a significant impact on DSP Group and its future so your vote is extremely important. Whether or not you plan to attend the Annual Meeting, we encourage you to review the proxy materials and hope you will vote as soon as possible.

Sincerely,

Ofer Elyakim

Chief Executive Officer

DSP GROUP, INC.

Amended Notice of Annual Meeting of Stockholders

To Be Held June 10, 2013

To the Stockholders of DSP GROUP, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of DSP Group, Inc., a Delaware corporation, will be held at the Le Parker Meridien, New York 119 W 56th St., New York City, New York, on Monday, June 10, 2013, at 10:00 a.m., local time, for the following purposes:

1. Election of Directors. To elect three Class I directors, Eliyahu Ayalon, Zvi Limon and Reuven Regev to serve until the 2016 annual meeting of stockholders or until their successors are elected and qualified;

2. Amendment and Restatement of the 1993 Employee Stock Purchase Plan. To approve an amendment and restatement to the Company’s 1993 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder from 3,300,000 shares to 3,800,000 shares;

3. Amendment and Restatement of the 2012 Equity Incentive Plan. To approve an amendment and restatement to the Company’s 2012 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 350,000 shares to 1,450,000 shares;

4. Selection of Independent Auditors. To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditors for the year ending December 31, 2013;

5. Compensation of the Named Executive Officers. Advisory vote to approve the Company’s named executive officer compensation;

6. Election of Class II Director. To elect Gabi Seligsohn as a Class II director to serve until the 2014 annual meeting of stockholders or until his successor is elected and qualified;

7. Adjournment or Postponement. To approve an adjournment or postponement of the annual meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual meeting to adopt and approve proposals 1 through 6 set forth above; and

8. Other Business. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement dated April 22, 2013, which was mailed to you on or about April 22, 2013 and this proxy supplement dated May 6, 2013, which is attached and both of which are made a part hereof. Our board of directors has fixed the close of business on April 16, 2013 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

The results of this year’s annual meeting will have a significant impact on DSP Group and its future so your vote is extremely important. Starboard Value and Opportunity Master Fund Ltd (collectively, with certain of their affiliates and related parties “Starboard”), which collectively owns only approximately 10% of our stock, has provided notice that it intends to nominate at this annual meeting its own slate of nominees (the “Starboard Nominees”) to stand for election as Class I directors and has filed a proxy statement with the Securities and Exchange Commission in connection with its solicitation. You have likely received solicitation materials from Starboard, including a white proxy card, seeking your proxy to vote for the Starboard Nominees. The Starboard Nominees are NOT endorsed by our board of directors. THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN THE WHITE PROXY CARD SENT TO YOU BY STARBOARD. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON THE COMPANY’S AMENDED GOLD PROXY CARD ENCLOSED HEREWITH. We

believe that the board’s director nominees have the depth of experience, knowledge about the company and its specific industries and commitment to deliver value for DSP Group and its stockholders. Even if you have previously signed a white proxy card sent to you by Starboard, you have every right to change your vote. You may revoke the Starboard proxy and vote as recommended by the board of directors by completing, signing, dating and returning the Company’s amended GOLD proxy card enclosed herewith, voting by telephone or via the Internet by following the instructions on the Company’s amended GOLD proxy card, or attending the annual meeting and voting your shares in person. Only your latest dated proxy will be counted. We urge you to disregard and not return any white proxy card sent to you by Starboard, even to vote against their nominees. Doing so may cancel your vote for our board’s nominees on the GOLD proxy card of the company.

If you have questions about the proposals at this annual meeting or would like additional copies of the proxy materials, please contact MacKenzie Partners, Inc., which is assisting DSP Group at this year’s annual meeting, by email at proxy@mackenziepartners.com, or by phone at (800) 322-2885 (toll-free) or at (212) 929-5500.

We appreciate your investment in DSP Group and ask for your continued support of our business plans and strategies to deliver value to all stockholders. Even if you plan to attend the annual meeting in person, to ensure your representation at the annual meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the Company’s GOLD proxy card, (2) by telephone by calling the toll-free number as instructed on the Company’s enclosed GOLD proxy card or (3) by mail by completing, signing, dating and returning the Company’s enclosed paper GOLD proxy card in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if he or she has previously voted using the Internet, telephone or proxy card.

By Order of the Board of Directors,

Ofer Elyakim

Chief Executive Officer

San Jose, California

May 6, 2013

DSP GROUP, INC.

2580 North First Street, Suite 460

San Jose, CA 95131

SUPPLEMENT TO PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2013

This supplement (“Supplement”) to our Proxy Statement dated April 22, 2013 (the “Proxy Statement”) is being furnished to the holders of common stock of DSP Group, Inc. (the “Company”) as of April 16, 2013, the record date for the 2013 annual meeting of stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on Monday, June 10, 2013, at 10:00 a.m., local time at the Le Parker Meridien, 119 W. 56th St., New York, New York.

This Supplement is being furnished to provide information related to Proposal No. 6 (Election of Class II Director), which has been newly added to the agenda for the Annual Meeting. This Supplement does not provide all of the information that is important to your decisions in voting at the Annual Meeting. Additional information is contained in the Proxy Statement for our Annual Meeting that was previously mailed to our stockholders.

The amended GOLD proxy card or voting instruction card enclosed with this Supplement differs from the original GOLD proxy card or voting instruction card previously furnished to you with the Proxy Statement in that the enclosed GOLD proxy card or voting instruction card includes the additional Proposal No. 6. You may vote on all seven proposals by submitting the amended GOLD proxy card or voting instruction card enclosed with this Supplement or submitting a proxy via the Internet or by telephone by following the procedures on your amended GOLD proxy card or voting instruction card. Properly executed proxies that do not contain voting instructions for any item will be voted in accordance with the recommendations of the board. If you have already voted pursuant to an original GOLD proxy card or pursuant to voting instructions provided in the original GOLD proxy card, and do not submit an amended GOLD proxy card or voting instructions provided in the amended GOLD proxy card, your previously submitted GOLD proxy card or voting instructions provided in the GOLD proxy card will be voted at the Annual Meeting with respect to all other proposals but will not be counted in determining the outcome of Proposal No. 6.

Except for the addition of Proposal No. 6, this Supplement does not modify, amend, supplement or otherwise affect any matter presented for consideration in the Proxy Statement.

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PROPOSAL NO. 6

ELECTION OF CLASS II DIRECTOR

Addition of Candidate for Election at the Annual Meeting

Our board of directors, acting upon the recommendation of the nomination and corporate governance committee, has authorized the addition of Mr. Gabi Seligsohn as a Class II director to our nominees for election to the board at the Annual Meeting. Mr. Seligsohn was appointed by the board as a Class II director effective May 2, 2013, to fill a vacancy caused by the resignation of our former director, Mr. Yair Shamir. Mr. Shamir tendered his resignation from the board and the board committees on which he served, effective May 2, 2013, as a result of his election to the Israeli Knesset and appointment as Minister of Agriculture and Rural Development. Mr. Seligsohn replaced Mr. Shamir on the compensation committee of the board. Mr. Thomas A. Lacey replaced Mr. Shamir on the audit committee of the board.

Mr. Seligsohn has been recommended as a Class II director nominee to stand for election to serve until the annual meeting of stockholders in 2014. Biographical and other information concerning Mr. Seligsohn is provided below.

Voting; Revocability of Proxies

Revocation of Starboard Proxy

We are using a GOLD form of proxy card of the Company for solicitation of votes at the Annual Meeting. You may receive solicitation materials from Starboard, including a white proxy card, seeking your proxy to vote for the Starboard nominees at the Annual Meeting. THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY STARBOARD, INCLUDING THE WHITE PROXY CARD. Even if you have previously signed a white proxy card sent to you by Starboard, you have every right to change your vote. You may revoke the Starboard proxy and vote as recommended by our board of directors by completing, signing, dating and returning the Company’s enclosed amended GOLD proxy card, voting by telephone or via the Internet by following the instructions on your amended GOLD proxy card, or attending the Annual Meeting and voting your shares in person. Only your latest dated proxy will be counted.

Revocation of DSP Group Proxy

If the shares of common stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before the Company’s GOLD proxy card is voted by: (i) delivering to us (to the attention of Dror Levy, our Secretary), at the address of our principal executive offices at 2580 North First Street, Suite 460, San Jose, CA 95131, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person. If your shares are held in “street name,” you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the Annual Meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy.

Voting Requirements

The contested election of directors is not a routine matter and, therefore, may not be voted upon by brokers without instruction from beneficial owners. Consequently, proxies submitted by brokers for shares beneficially owned by other persons may not, in the absence of specific instructions from such beneficial owners, vote the shares in favor of a director nominee or withhold votes from a director nominee at the brokers’ discretion.

The director nominees will be elected by a plurality of the votes cast. Abstentions and broker non-votes will not affect the election of any Class I or Class II director nominee who receives a plurality of votes. Nevertheless, the Company’s bylaws specify that in an uncontested election, any director nominee who receives a greater number of votes “withheld” from his election than votes “for” his election shall promptly tender his resignation following the vote. “Abstentions” will not count as a vote cast with respect to a director nominee. The

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nominating and governance committee of our board of directors will consider the resignation offered by a director nominee who receives a greater number of votes “withheld” from his election than votes “for” his election and recommend to our board whether to accept the resignation offer. Our board will disclose its determination within ninety days from the date of the certification of the stockholder vote for the relevant annual meeting.

In addition to Item 1 of the Proxy Statement, in which our board of directors requested that stockholders vote for the election of three Class I directors, Messrs. Eliyahu Ayalon, Zvi Limon and Patrick Tanguy, for a three-year term expiring in 2016, the board is pleased to inform you that a new candidate, Mr. Seligsohn, has been nominated for election as a Class II director to the board. The nomination and corporate governance committee assisted in the identification and evaluation of the Class II director nominee. That process has resulted in the naming of Mr. Seligsohn as a Class II director nominee. His qualifications and skills as a director are disclosed below, as is his biographical information.

Our board of directors has nominated Mr. Seligsohn for election as a Class II director nominee, to serve until the annual meeting of stockholders in 2014. If elected, the nominee will hold office until his term expires and until a successor is elected and qualified. The board has determined that Mr. Seligsohn is “independent,” as that term is defined in the published listing requirements of NASDAQ.

Qualifications and Skills of Directors and Nominees

Our board of directors believes that the board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the Company’s business. In addition, the board believes that there are certain attributes that every director should possess, as reflected in the board’s membership criteria. Accordingly, the board and the nomination and corporate governance committee consider the qualifications of directors and director candidates individually and in the broader context of the board’s overall composition and the Company’s current and future business and operations.

The nomination and corporate governance committee is responsible for developing and recommending board membership criteria to the board for approval. The criteria include the candidate’s business experience, qualifications, attributes and skills relevant to the management and oversight of the Company’s business, independence, judgment and integrity, the ability to commit sufficient time and attention to board activities, and any potential conflicts with the Company’s business and interests. In addition, the board and the nomination and corporate governance committee annually evaluate the composition of the board to assess the skills and experience that are currently represented on the board, as well as the skills and experience that the board will find valuable in the future, given the Company’s current situation and strategic plans. The board and the nomination and corporate governance committee seek a variety of occupational and personal backgrounds on the board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the board. This annual evaluation of the board’s composition enables the board and the nomination and corporate governance committee to update the skills and experience they seek in the board as a whole, and in individual directors, as the Company’s needs evolve and change over time and to assess the effectiveness of efforts at pursuing diversity. In identifying director candidates from time to time, the board and the nomination and corporate governance committee may identify specific skills and experience that they believe the Company should seek in order to constitute a balanced and effective board.

In considering and recommending nominees to the board, the nomination and corporate governance committee has considered a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. With respect to the company’s additional nominee, Mr. Seligsohn, the board has determined that he has the following skills and qualifications that support his service on the board:

Mr. Seligsohn brings a history of executive leadership and management experience including as a Chief Executive Officer of a semiconductor company, and his deep understanding of technology companies operating in the U.S. and Israel.

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The board of directors recommends a vote FOR the election of Mr. Gabi Seligsohn as a Class II director.

The principal occupation and certain other information (including age as of the date of this Supplement) about Mr. Seligsohn as a Class II director nominee is set forth below.

Gabi Seligsohn, 46, has served as the President and Chief Executive Officer of Nova Measuring Instruments (NASDAQ: NVMI), a provider of leading-edge stand-alone metrology and the market leader of integrated metrology solutions to the semiconductor process control market (“Nova”), since August 2006. Having joined Nova in 1998, Mr. Seligsohn has served in several key positions in the company, including as the Executive Vice President, Global Business Management Group from August 2005 to August 2006. From August 2002 until August 2005, Mr. Seligsohn was President of Nova’s U.S. subsidiary, Nova Inc. Prior to that, he was Vice President Strategic Business Development at Nova Inc. where he established Nova’s OEM group managing the Applied Materials and Lam Research accounts between the years 2000 to 2002. From 1998 to 2000 he served as Global Strategic Account Manager for the company’s five leading customers. Mr. Seligsohn joined Nova after serving as a Sales Manager for key financial accounts at Digital Equipment Corporation. Mr. Seligsohn holds an LL.B. from the University of Reading in England. He was voted CEO of the year for the Israeli Hi-Tech industry by the Israeli management institute in 2010.

Mr. Seligsohn currently serves as a member of the compensation committee of our board of directors.

Security Ownership of Mr. Seligsohn

As of May 3, 2013, Mr. Seligsohn did not beneficially own any shares of the Company’s common stock.

In connection with the appointment of Mr. Seligsohn to the board and pursuant to the Company’s 1993 Director Stock Option Plan, Mr. Seligsohn was granted a stock option to purchase 30,000 shares of the Company’s common stock at an exercise price of $7.82 per share, the closing price of the Company’s common stock on May 2, 2013. The options will vest annually in three equal installments beginning on May 2, 2014.

Certain Relationships and Related Transactions

We intend to enter into an indemnification agreement with Mr. Seligsohn, similar to the agreements we have entered into with our other directors and executive officers. Such agreement with Mr. Seligsohn will require us to indemnify him to the fullest extent permitted by Delaware law.

There are no related party transactions exceeding $120,000 between Mr. Seligsohn and the Company in which Mr. Seligsohn has a material interest.

OTHER BUSINESS

The board of directors knows of no business other than the matters set forth in this Supplement and the Proxy Statement that will be presented at the Annual Meeting. Inasmuch as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting, and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

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APPENDIX A SUPPLEMENT

INFORMATION CONCERNING PARTICIPANTS IN

THE COMPANY’S SOLICITATION OF PROXIES

The following tables set forth the name, principal business address and the present principal occupation or employment of our director nominee, Mr. Gabi Seligsohn, who, under the rules of the Securities and Exchange Commission, is considered to be a “participant” in our solicitation of proxies from our stockholders in connection with our 2013 annual meeting of stockholders.

Directors and Nominees – Gabi Seligsohn

The principal occupation of Mr. Seligsohn is set forth under the section titled “Proposal No. 6: Election of Class II Director” of the supplement to the proxy statement. The name and business address of the organization of employment of Mr. Seligsohn is follows:

Name	Business Address	Address of Organization of Principal Occupation or Employment
Gabi Seligsohn	c/o DSP Group, Inc. 2580 North First Street, Suite 460 San Jose, CA 95131	Nova Measuring Instruments Ltd. Building 22 Weizmann Science Park Rehovot P.O.B 266, Israel

Information Regarding Ownership of DSP Group, Inc. Securities by Mr. Seligsohn

Mr. Seligsohn owns no shares of our common stock as of May 3, 2013. As of May 3, 2013, Mr. Seligsohn owned an option to purchase 30,000 shares of our common stock pursuant to our 1993 Director Stock Option Plan.

Information Regarding Transactions in DSP Group, Inc. Securities by Mr. Seligsohn

The following table sets forth information regarding purchases and sales of our securities by Mr. Seligsohn during the past two years.

	Shares of Common Stock Purchased or Sold (January 1, 2011 – May 3, 2013)
Name	Date	# of Shares	Transaction Description
Gabi Seligsohn	5/2/13	30,000	(1)

(1)	Grant of stock options pursuant to the DSP Group, Inc. 1993 Director Stock Option Plan.

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A Supplement, the Appendix A to the proxy statement, the proxy supplement and the proxy statement, none of the participants or their associates (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the company or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting. In addition, except as set forth in this Appendix A Supplement, Appendix A to the proxy statement, the proxy supplement or the proxy statement, neither we nor any of the participants listed therein has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

A-1

Other than as set forth in this Appendix A Supplement, Appendix A to the proxy statement, the proxy supplement and the proxy statement, none of the participants listed therein or any of their associates have (i) other than the employment agreements described in the “Employment Agreements” section of the proxy statement, any arrangements or understandings with any person with respect to any future employment by the company or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

A-2

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF DSP GROUP, INC.

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of DSP GROUP, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Amended Notice of Annual Meeting of Stockholders dated May 6, 2013, the Proxy Supplement dated May 6, 2013, Notice of Annual Meeting of Stockholders dated April 22, 2013 and Proxy Statement dated April 22, 2013, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and hereby appoints Ofer Elyakim and Dror Levy, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2013 Annual Meeting of Stockholders of the Company to be held on Monday, June 10, 2013, at 10:00 a.m., local time, at the Le Parker Meridien, New York 119 W 56th St., New York City, New York, and at any postponement or adjournment thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF THE CLASS I DIRECTOR NOMINEES, (2) FOR PROPOSALS 2, 3, 4, 5 AND 7, (3) FOR THE ELECTION OF THE CLASS II DIRECTOR NOMINEE, AND (4) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1. ELECTION OF THREE CLASS I DIRECTORS:

FOR the nominees listed below (except as indicated)	WITHHOLD AUTHORITY to vote for the nominees listed below

If you wish to withhold authority to vote for the following nominees, strike a line through such nominee’s name listed below.

Eliyahu Ayalon as Class I Director

Zvi Limon as Class I Director

Reuven Regev as Class I Director

2. PROPOSAL TO INCREASE THE NUMBER OF SHARES AUTHORIZED UNDER THE AMENDED AND RESTATED 1993 EMPLOYEE PURCHASE PLAN BY 500,000 SHARES:

FOR	AGAINST	ABSTAIN

3. PROPOSAL TO INCREASE THE NUMBER OF SHARES AUTHORIZED UNDER THE AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN BY 1,100,000 SHARES:

FOR	AGAINST	ABSTAIN

4. PROPOSAL TO RATIFY THE SELECTION OF KOST FORER GABBAY & KASIERER AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2013:

FOR	AGAINST	ABSTAIN

5. ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION:

FOR	AGAINST	ABSTAIN

6. ELECTION OF GABI SELIGSOHN AS A CLASS II DIRECTOR:

FOR the nominee	WITHHOLD AUTHORITY to vote for the nominee

7. PROPOSAL TO ADJOURN OR POSTPONE ANNUAL MEETING, AS NECESSARY:

FOR	AGAINST	ABSTAIN